Exhibit 99.1

First M&F Corp. Reports Third Quarter 2005 Earnings

          KOSCIUSKO, Miss., Oct 18  -- First M&F Corp. (Nasdaq: FMFC) reported today that net income for the quarter ended September 30, 2005 was $3.284 million, or $.73 basic and diluted earnings per share, compared to $2.781 million, or $.62 basic and $.61 diluted earnings per share for the third quarter of 2004.

           “First M&F’s quarterly results again showed significant earnings per share improvement over the same period last year, improving by almost 20% quarter to quarter and by almost 19% on a year-to-date basis,” said Hugh S. Potts, Jr., Chairman and CEO. “We’ve now put together three straight quarters of year over year improvement.”

          Net income for the first nine months of 2005 was $9.527 million, or $2.12 basic and $2.11 diluted per share, compared to $8.135 million, or $1.79 basic and $1.78 diluted per share for the first nine months of 2004.

          For the third quarter of 2005 the annualized return on assets was 1.08%, while return on equity was 11.28%. Comparatively, the return on assets for the third quarter of 2004 was 1.00%, with a return on equity of 9.98%. The return on assets for the first nine months of 2005 was 1.06% while the return on equity was 11.03%.

          Potts stated, “We continue to experience narrowing margins but healthy loan growth and increases in non-interest income, particularly deposit revenues, have allowed net interest income and net income to grow. First M&F is on the move in our Mississippi growth markets, DeSoto and Madison Counties, with new branches and our recently announced acquisitions, Bells Banking Company in Crockett County, Tennessee and First National Bank of Shelby County in Shelby County, Alabama should close in the first quarter of 2006.”

          Net Interest Income
          Net interest income was up by 7.78% compared to the third quarter of 2004, with the net interest margin decreasing to 4.15% in the third quarter of 2005 from 4.24% in the third quarter of 2004. The net interest margin for the second quarter of 2005 was 4.17% as compared to 4.13% for the first quarter of 2005 and 4.25% for the fourth quarter of 2004. Loan yields increased to 6.74% in the third quarter of 2005 from 6.21% in the third quarter of 2004 while deposit costs increased to 2.31% from 1.62% for the same periods. Loans outstanding increased by 11.90% and deposits increased by 12.00% from September 30, 2004 to September 30, 2005. The primary factors in the improvement in net interest income were (1) strong loan demand resulting in growth in loans outstanding year-over-year, which improved interest revenues and (2) the growth in non-interest bearing deposits, which reduced the Company’s dependence on interest-bearing sources of funding. Earning asset yields were 6.38% for the third quarter of 2005, 6.18% for the second quarter of 2005 and 5.93% for the third quarter of 2004. Liability costs for the same periods were 2.57%, 2.33% and 1.98%. Management believes that yields and costs will increase as the Federal Reserve continues to raise short-term rates. Short-term Treasury rates increased by 181 basis points during the twelve months ending on September 30, 2005 while the prime rate increased from 4.75% at September 30, 2004 to 6.75% at September 30, 2005. However, loans still grew by 5.64% during the third quarter of 2005 and by 11.15% year-to-date as compared to 5.96% during the third quarter of 2004 and by 7.51% year-to-date during 2004. Management has focused and will continue to focus on core deposit growth for 2005 to offset the influence that rising rates and a flattening yield curve will have on the cost of funds. The spread between the 10-year Treasury yield and the 90-day Treasury yield has narrowed from 245 basis points (a basis point equals .01%) in September 2004 to 71 basis points in September 2005. Loans as a percentage of assets were 74.21% at September 30, 2005 as compared to 72.85% at December 31, 2004 and 72.88% at September 30, 2004.

          Noninterest Revenues
          Noninterest revenues, excluding securities transactions, increased by 15.79% for the third quarter of 2005 over the third quarter of 2004. Deposit revenues increased by 19.98% over the third quarter of 2004, with overdraft charges providing the majority of the growth. Mortgage revenues were flat as compared to the third quarter of 2004 as 30-year mortgage rates increased by approximately 35 basis points during the third quarter of 2005. Agency commissions were down by $54 thousand related to decreased annuity sales, and showed a small increase in property, casualty, life and health revenues for the third quarter of 2005 as compared to 2004. Other income for the third quarter of 2005 included $142 thousand in gains on sales of loans.

          Noninterest Expenses
          Noninterest expenses increased by 4.63% for the third quarter of 2005 as compared to the same period in 2004. Salaries and benefits were up by 11.19% and occupancy expenses were up by 13.74% as the Company continued to expand in number of locations and staff. Expansion efforts since the end of the third quarter of 2004 included a full-service branch opened in Olive Branch in November 2004, a full-service office opened in Jackson in December 2004 and a full-service branch opened in Southaven in September 2005. The number of full- time equivalent employees increased from 461 at September 30, 2004 to 477 at September 30, 2005.

          Credit Quality
          Annualized net loan charge-offs as a percent of average loans for the third quarter of 2005 were .28% as compared to .05% for the comparable period in 2004. Annualized net loan charge-offs as a percent of average loans were .26% for the first nine months of 2005 as compared to .45% for the same period in 2004. Non-accrual and 90-day past due loans as a percent of total loans were .22% at September 30, 2005 as compared to .47% at the end of 2004. The allowance for loan losses as a percentage of loans was 1.34% at September 30, 2005 as compared to 1.40% at December 31, 2004 and 1.49% at September 30, 2004.

          Balance Sheet
          Total assets at September 30, 2005 were $1.247 billion as compared to $1.143 billion at the end of 2004 and $1.135 billion at September 30, 2004. Total loans were $925.283 million compared to $832.486 million at the end of 2004 and $826.859 million at September 30, 2004. Deposits were $950.149 million compared to $877.264 million at the end of 2004 and $848.384 million at September 30, 2004. Total capital was $116.185 million or $ 25.86 in book value per share at September 30, 2005.

          Capital
          The Company did not repurchase any shares of common stock during the third quarter of 2005, repurchased 10,000 shares during the second quarter of 2005 at an average price of $34.74 and purchased 10,000 shares during the first quarter of 2005 at an average price of $33.23 per share. Capital was increased in the third quarter of 2005 by stock option exercises of 2,000 shares at an average price of $26.60, in the second quarter of 2005 by stock option exercises of 1,500 shares at an average price of $26.45 per share and in the first quarter of 2005 by stock option exercises of 2,500 shares at an average price of $26.60 per share. The current repurchase program allows purchases of up to 10,000 shares per month through May 2006. Average capital as a percentage of average assets was 9.59% for the third quarter of 2005 as compared to 10.07% for the third quarter of 2004.

          Stock-Based Compensation
          On July 1, 2005 the Company adopted FASB Statement No. 123R, Share-Based Payment. The Company is using the modified prospective method of transition and recognized $5 thousand of compensation expense related to stock options that it would not have recognized under the intrinsic value method. The Company also recognized $31 thousand of compensation expense related to restricted stock awards that were granted in August 2005.

          Pending Acquisitions
          On October 12, 2005 the Company announced the signing of definitive agreements to acquire Columbiana Bancshares of Columbiana, Alabama and Crockett County Bancshares of Bells, Tennessee. Columbiana Bancshares is the parent of the First National Bank of Shelby County which has total assets of approximately $191 million. Crockett County Bancshares is the parent of Bells Banking Company which has approximately $32 million in assets. The acquisitions will both be made for cash and are expected to close during the first quarter of 2006.

          About First M&F Corporation
          First M&F Corp., the parent of M&F Bank, is committed to proceed with its mission of making the mid-south better by exceeding expectations everyday in 22 communities in Mississippi and Tennessee.

          Caution Concerning Forward-Looking Statements
          This document includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to changes in economic, business, competitive, market and regulatory factors. More detailed information about those factors is contained in First M&F Corporation’s filings with the Securities and Exchange Commission.

First M&F Corporation
Condensed Consolidated Statements of Condition (Unaudited)
(In thousands, except share data)

	September 30 2005	December 31 2004	September 30 2004

Cash and due from banks	47,124	40,376	28,843
Interest bearing bank balances	1,824	5,105	5,798
Federal funds sold	—	3,550	—
Securities available for sale (cost of $189,492, $172,808, and $185,281)	189,397	175,654	189,192
Loans held for sale	6,553	12,236	13,032
Loans	925,283	832,486	826,859
Allowance for loan losses	12,410	11,619	12,320
Net loans	912,873	820,867	814,539
Bank premises and equipment	28,957	26,497	25,795
Accrued interest receivable	8,158	7,126	7,063
Other real estate	2,730	2,816	2,330
Goodwill	16,348	16,348	16,348
Other intangible assets	372	413	427
Other assets	32,547	31,724	31,220
Total assets	1,246,883	1,142,712	1,134,587
Non-interest bearing deposits	147,952	137,728	129,613
Interest bearing deposits	802,197	739,536	718,771
Total deposits	950,149	877,264	848,384
Federal funds and repurchase agreements	35,160	16,808	20,746
Other borrowings	135,694	128,838	144,097
Accrued interest payable	2,222	1,728	1,636
Other liabilities	7,473	5,605	7,537
Total liabilities	1,130,698	1,030,243	1,022,400
Noncontrolling interest in subsidiaries	—	1	47
Common stock, 4,492,159, 4,506,159 and 4,519,859 shares issued & outstanding	22,461	22,531	22,599
Additional paid-in capital	29,131	29,587	30,019
Nonvested restricted stock awards	31	—	—
Retained earnings	66,170	60,113	58,600
Accumulated other comprehensive income	(1,608)	237	922
Total equity	116,185	112,468	112,140
Total liabilities & equity	1,246,883	1,142,712	1,134,587

First M&F Corporation and Subsidiary
Condensed Consolidated Statements of Income (Unaudited)
(In thousands, except share data)

	Three Months Ended Sept 30		Nine Months Ended Sept 30

	2005	2004	2005	2004

Interest and fees on loans	15,100	12,482	42,668	36,687
Interest on loans held for sale	94	116	360	310
Taxable investments	1,479	1,382	4,294	4,140
Tax exempt investments	505	555	1,526	1,675
Federal funds sold	7	2	179	100
Interest bearing bank balances	46	19	159	71
Total interest income	17,231	14,556	49,186	42,983
Interest on deposits	4,693	2,940	12,742	8,616
Interest on fed funds and repurchase agreements	244	182	552	464
Interest on other borrowings	1,193	1,134	3,179	3,319
Total interest expense	6,130	4,256	16,473	12,399
Net interest income	11,101	10,300	32,713	30,584
Provision for possible loan losses	767	620	2,456	4,079
Net interest income after loan loss	10,334	9,680	30,257	26,505
Service charges on deposits	2,372	1,977	6,291	5,730
Mortgage banking income	197	200	583	630
Agency commission income	1,025	1,077	2,982	2,874
Fiduciary and brokerage income	115	87	352	322
Other income	757	516	2,378	1,910
Gains (losses) on AFS investments	—	(7)	—	46
Total noninterest income	4,466	3,850	12,586	11,512
Salaries and employee benefits	5,960	5,360	16,708	15,267
Net occupancy expense	654	575	1,857	1,699
Equipment expenses	635	616	1,898	1,904
Software and processing expenses	283	326	855	973
Intangible asset amortization	14	13	41	62
Other expenses	2,378	2,595	7,412	7,447
Total noninterest expense	9,924	9,485	28,771	27,352
Net income before taxes	4,876	4,045	14,072	10,665
Income taxes	1,588	1,233	4,539	3,156
Noncontrolling interest in earnings (losses) of subsidiaries, net of income taxes of $3, $18, $4 and $373	4	31	6	(626)
Net income	3,284	2,781	9,527	8,135
Weighted average shares (basic)	4,490,398	4,532,207	4,495,976	4,551,200
Weighted average shares (diluted)	4,502,916	4,542,462	4,508,986	4,565,957
Basic earnings per share	$0.73	$0.62	$2.12	$1.79
Diluted earnings per share	$0.73	$0.61	$2.11	$1.78
Return on assets (annualized)	1.08%	1.00%	1.06%	0.99%
Return on equity (annualized)	11.28%	9.98%	11.03%	9.72%
Efficiency ratio	62.46%	65.41%	62.18%	63.37%
Net interest margin (annualized, tax-equivalent)	4.15%	4.24%	4.15%	4.22%
Net charge-offs to average loans (annualized)	0.28%	0.05%	0.26%	0.45%
Nonaccrual and 90 day accruing loans to total loans	0.22%	0.75%	0.22%	0.75%

First M&F Corporation
Financial Highlights

	QTD Ended September 30 2005	QTD Ended June 30 2005	QTD Ended March 31 2005	QTD Ended December 31 2004

Per Common Share (diluted):
Net income	0.73	0.67	0.71	0.58
Cash dividends paid	0.26	0.26	0.25	0.25
Book value	25.86	25.60	25.08	24.96
Closing stock price	35.25	34.23	34.13	33.85
Loan Portfolio Composition: (in thousands)
Commercial, financial and agricultural	164,646	150,280	130,732	128,735
Non-residential real estate	483,341	446,433	431,286	416,176
Residential real estate	205,235	208,730	214,965	211,696
Home equity loans	27,181	25,627	25,832	26,050
Consumer loans	42,090	41,919	43,869	46,678
Other loans	2,790	2,897	2,834	3,151
Total loans	925,283	875,886	849,518	832,486
Deposit Composition: (in thousands)
Noninterest-bearing deposits	147,952	135,974	136,131	137,728
NOW deposits	204,732	210,411	228,440	149,572
MMDA deposits	126,144	133,236	124,984	122,409
Savings deposits	82,341	84,278	87,250	85,342
Certificates of deposit under $100,000	218,247	213,479	209,026	205,795
Certificates of deposit $100,000 and over	159,706	165,975	164,739	166,467
Brokered certificates of deposit	11,027	10,994	10,304	9,951
Total deposits	950,149	954,347	960,874	877,264
Nonperforming Assets: (in thousands)
Nonaccrual loans	1,355	1,996	2,083	3,302
Accruing loans past due 90 days or more	685	583	917	645
Total nonperforming loans	2,040	2,579	3,000	3,947
Other real estate	2,730	2,643	3,428	2,816
Total nonperforming assets	4,770	5,222	6,428	6,763
Total nonperforming assets to assets ratio	0.38%	0.43%	0.54%	0.59%
Allowance For Loan Loss Activity: (in thousands)
Beginning balance	12,274	11,776	11,619	12,320
Provision for loan loss	767	818	871	1,272
Charge-offs	(815)	(537)	(855)	(2,133)
Recoveries	184	217	141	160
Ending balance	12,410	12,274	11,776	11,619

First M&F Corporation
Financial Highlights

	QTD Ended September 30 2005	QTD Ended June 30 2005	QTD Ended March 31 2005	QTD Ended December 31 2004

Condensed Income Statements: (in thousands)
Interest income	17,231	16,390	15,565	15,305
Interest expense	6,130	5,455	4,888	4,650
Net interest income	11,101	10,935	10,677	10,655
Provision for loan losses	767	818	871	1,272
Noninterest revenues	4,466	4,015	4,105	3,658
Noninterest expenses	9,924	9,638	9,209	9,643
Net income before taxes	4,876	4,494	4,702	3,398
Income taxes	1,588	1,446	1,505	919
Noncontrolling interest	4	3	(1)	(161)
Net income	3,284	3,045	3,198	2,640
Tax-equivalent net interest income	11,421	11,254	11,005	10,995
Selected Average Balances: (in thousands)
Assets	1,214,792	1,195,352	1,174,035	1,138,009
Loans held for investment	897,511	860,900	842,999	838,155
Earning assets	1,100,461	1,080,740	1,064,936	1,034,722
Deposits	949,445	957,768	931,005	848,667
Equity	116,444	114,868	114,247	113,043
Selected Ratios:
Return on average assets (annualized)	1.08%	1.02%	1.09%	0.93%
Return on average equity (annualized)	11.28%	10.60%	11.20%	9.34%
Average equity to average assets	9.59%	9.61%	9.73%	9.93%
Net interest margin (annualized, tax-equivalent)	4.15%	4.17%	4.13%	4.25%
Efficiency ratio	62.46%	63.12%	60.94%	65.80%
Net charge-offs to average loans (annualized)	0.28%	0.15%	0.34%	0.94%
Nonaccrual and 90 day accruing loans to total loans	0.22%	0.29%	0.35%	0.47%
Price to book (x)	1.36	1.34	1.36	1.36
Price to earnings (x)	12.07	12.77	12.02	14.59

First M&F Corporation
Financial Highlights

Historical Earnings Trends:

		EPS

	(in thousands)	(diluted)
3Q 2005	3,284	0.73
2Q 2005	3,045	0.67
1Q 2005	3,198	0.71
4Q 2004	2,640	0.58
3Q 2004	2,781	0.61
2Q 2004	2,753	0.60
1Q 2004	2,601	0.57
4Q 2003	2,809	0.61
3Q 2003	2,791	0.60
2Q 2003	2,638	0.57
1Q 2003	2,654	0.57

Revenue Statistics:

	Revenues Per FTE	Non-interest Revenues to Ttl. Revenues	Non-interest Revenues to Avg. Assets	Contribution Margin

	(thousands)	(percent)	(percent)	(percent)
3Q 2005	33.5	28.11%	1.47%	62.48%
2Q 2005	33.0	26.30%	1.34%	63.82%
1Q 2005	32.7	27.17%	1.40%	65.43%
4Q 2004	32.2	24.90%	1.28%	63.01%
3Q 2004	31.5	26.49%	1.39%	63.04%
2Q 2004	31.3	26.22%	1.35%	64.70%
1Q 2004	33.2	27.23%	1.44%	66.13%
4Q 2003	33.1	24.50%	1.31%	68.06%
3Q 2003	34.0	25.96%	1.42%	65.88%
2Q 2003	32.8	25.89%	1.35%	66.51%
1Q 2003	32.2	25.26%	1.27%	67.47%

Expense Statistics:

	Non-interest Expense to Avg. Assets	Efficiency Ratio

	(percent)	(percent)
3Q 2005	3.27%	62.46%
2Q 2005	3.23%	63.12%
1Q 2005	3.14%	60.94%
4Q 2004	3.39%	65.80%
3Q 2004	3.43%	65.41%
2Q 2004	3.26%	63.25%
1Q 2004	3.25%	61.47%
4Q 2003	3.30%	61.69%
3Q 2003	3.44%	62.88%
2Q 2003	3.26%	62.32%
1Q 2003	3.09%	61.45%

Contribution Margin:

(Tax-equivalent net interest income + noninterest revenues - salaries and benefits)
divided by
(Tax-equivalent net interest income + noninterest revenues)

Efficiency Ratio:

Noninterest expense
divided by
(Tax-equivalent net interest income + noninterest revenues)

First M&F Corporation
Average Balance Sheets/Yields and Costs
(tax-equivalent)
(In thousands with yields and costs annualized)

	QTD September, 2005		QTD September, 2004

	Average Balance	Yield/ Cost	Average Balance	Yield/ Cost

Interest bearing bank balances	2,918	6.21%	2,947	2.69%
Federal funds sold	1,004	3.11%	350	2.41%
Taxable investments (amortized cost)	143,089	4.14%	135,356	4.08%
Tax-exempt investments (amortized cost)	50,316	6.40%	53,939	6.57%
Loans held for sale	5,623	6.71%	10,902	4.27%
Loans held for investment	897,511	6.74%	801,388	6.24%
Total earning assets	1,100,461	6.38%	1,004,882	5.93%
Non-earning assets	114,331		102,131
Total average assets	1,214,792		1,107,013
NOW	209,566	1.60%	154,848	0.58%
MMDA	129,180	1.51%	125,094	0.83%
Savings	83,183	1.89%	86,478	1.38%
Certificates of Deposit	391,265	3.04%	359,280	2.40%
Short-term borrowings	23,287	4.18%	23,001	3.15%
Other borrowings	117,143	4.08%	110,287	4.11%
Total interest bearing liabilities	953,624	2.57%	858,988	1.98%
Non-interest bearing deposits	136,251		128,299
Non-interest bearing liabilities	8,473		8,285
Capital	116,444		111,441
Total average liabilities and equity	1,214,792		1,107,013
Net interest spread		3.81%		3.95%
Effect of non-interest bearing deposits		0.32%		0.26%
Effect of leverage		0.02%		0.03%
Net interest margin, tax-equivalent		4.15%		4.24%
Less tax equivalent adjustment:
Investments		0.10%		0.13%
Loans		0.01%		0.01%
Reported book net interest margin		4.04%		4.10%

First M&F Corporation
Average Balance Sheets/Yields and Costs
(tax-equivalent)
(In thousands with yields and costs annualized)

	YTD September, 2005		YTD September, 2004

	Average Balance	Yield/ Cost	Average Balance	Yield/ Cost

Interest bearing bank balances	5,311	3.98%	6,528	1.46%
Federal funds sold	9,598	2.49%	14,755	0.91%
Taxable investments (amortized cost)	139,454	4.11%	132,554	4.16%
Tax-exempt investments (amortized cost)	50,471	6.43%	53,965	6.60%
Loans held for sale	10,006	4.80%	11,846	3.49%
Loans held for investment	867,336	6.57%	779,188	6.29%
Total earning assets	1,082,176	6.18%	998,836	5.88%
Non-earning assets	112,700		102,013
Total average assets	1,194,876		1,100,849
NOW	210,470	1.44%	146,896	0.53%
MMDA	126,535	1.25%	138,894	0.82%
Savings	84,915	1.73%	87,043	1.31%
Certificates of Deposit	388,047	2.81%	356,555	2.36%
Short-term borrowings	18,118	4.06%	18,778	3.29%
Other borrowings	107,847	3.93%	110,947	3.99%
Total interest bearing liabilities	935,932	2.35%	859,113	1.92%
Non-interest bearing deposits	136,173		121,246
Non-interest bearing liabilities	7,577		8,846
Capital	115,194		111,644
Total average liabilities and equity	1,194,876		1,100,849
Net interest spread		3.83%		3.96%
Effect of non-interest bearing deposits		0.30%		0.24%
Effect of leverage		0.02%		0.02%
Net interest margin, tax-equivalent		4.15%		4.22%
Less tax equivalent adjustment:
Investments		0.11%		0.13%
Loans		0.01%		0.01%
Reported book net interest margin		4.03%		4.08%